Exhibit 3.5

AMENDMENT TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
MMLP LIMITED PARTNERSHIP

This Amendment to Certificate of Limited Partnership of MMLP Limited Partnership (the “Partnership”) is being executed and filed by the undersigned General Partner (the “General Partner”), by its duly authorized officer under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101 et seg).

ARTICLE ONE

The name of the limited partnership is MMLP Limited Partnership.

ARTICLE TWO

Article One of the Certificate of Limited Partnership is hereby amended to read as follows:

“ARTICLE ONE

The name of the limited partnership is:

MERRY MAIDS LIMITED PARTNERSHIP’

ARTICLE THREE

Article Three of the Certificate of Limited Partnership is hereby amended to read as follows:

“ARTICLE THREE

The name and business address of the General Partner of the limited partnership is:

Name	Business Address

Merry Maids, Inc.	2300 Warrenville Road
Downers Grove, IL 60515’

IN WITNESS WHEREOF, the undersigned General Partner has hereunto set his hand this 18th day of August 1988, by its duly authorized Secretary.

MERRY MAIDS, INC.

By:	/s/ Vernon T. Squires
Vernon T. Squires
Secretary

CONSENT TO USE OF NAME

Merry Maids, Inc., a corporation organized under the laws of the State of Delaware, hereby consents to the name change amendment of Merry Maids Limited Partnership in the State of Delaware.

IN WITNESS WHEREOF, the said Merry Maids Inc., has caused this consent to be executed by its vice president and attested by its          secretary, this 3rd day of January 1990.

Merry Maids, Inc.

By	/s/ E. L. Olsen
Vice President

Attest:

/s/ R. Keith
Treasurer

CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO TITLE 6, SEC. 17-1109

1.       Name of Limited Partnership MERRY MAIDS LIMITED PARTNERSHIP.

2.       Date of original filing with Delaware Secretary of State 6/17/88.
I, E. L. Olsen, Vice President of

Merry Maids, Inc. the, General Partner of the above named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the state of Delaware.

I do hereby request this limited partnership be restored to Good Standing.

Merry Maids, Inc.
General Partner

/s/ E. L. Olsen. Vice President
General Partner

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF MERRY MAIDS LIMITED PARTNERSHIP

MERRY MAIDS LIMITED PARTNERSHIP, a limited partnership duly organized under the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act to reflect the addition of a general partner, certifies that Article Three of the Certificate of Limited Partnership is amended to read in its entirety as follows:

Article Three

The names and business addresses of the general partners of the partnership are:

Name	Address

Merry Maids, Inc.	11117 Mill Valley Road
Omaha, NE 68154
Attn: Chief Executive Officer

TSSGP Limited Partnership	855 Ridge Lake Blvd.
Memphis, TN 38120
Attn: Chief Executive Officer

IN WITNESS WHEREOF, the two general partners of Merry Maids Limited Partnership have executed this Certificate of Amendment this 29th day of June, 1993.

MERRY MAIDS, INC.

By:	/s/ Daniel F. Johnson
Daniel F. Johnson
Vice President

TSSGP LIMITED PARTNERSHIP

By:	TSSGP Management Corporation,
General Partner

By:	/s/ R. Keith
Robert F. Keith
Vice President

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF MERRY MAIDS LIMITED PARTNERSHIP

MERRY MAIDS LIMITED PARTNERSHIP, a limited partnership duly organized under the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act to reflect the withdrawal of TSSGP Limited Partnership as a general partner, and a change in address of the existing general partner, certifies that Article Three of the Certificate of Limited Partnership is amended to read in its entirety as follows:

Article Three

The name and business address of the general partner of the partnership is:

Name	Address

Merry Maids, Inc.	860 Ridge Lake Blvd.
Memphis, TN 38120
Attn: Chief Executive Officer

IN WITNESS WHEREOF, the general partner of Merry Maids Limited Partnership has executed this Certificate of Amendment this 9th day of June 1998.

MERRY MAIDS, INC.

By:	/s/ Thomas W. Scherer
Thomas W. Scherer
Vice President

CERTIFICATE OF AMENDMENT

TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
MERRY MAIDS LIMITED PARTNERSHIP

MERRY MAIDS LIMITED PARTNERSHIP, a limited partnership duly organized under the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act to reflect the withdrawal of Merry Maids, Inc. as a general partner and the addition of a new general partner, certifies that Article Three of the Certificate of Limited Partnership is amended in its entirety as follows:

Article Three

The name and business address of the general partner of the partnership is:

Name	Address

MM Maids L.L.C.	860 Ridge Lake Blvd.
Memphis, TN 38120
Attn: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21st day of January, 2003.

MERRY MAIDS LIMITED PARTNERSHIP

By:	MM Maids L.L.C., general partner

By:	/s/ Amelia N. Blanton
Amelia N. Blanton
Vice President & Assistant Secretary
/Authorized Person